EXHIBIT 99

NEWS RELEASE

CONTACT:  Laura Asman - Media Relations
(770) 989-3023

Thor Erickson - Investor Relations
(770) 989-3110

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO WEBCAST
FIRST-QUARTER 2007 EARNINGS CONFERENCE CALL

    ATLANTA, April 3, 2007 - Coca-Cola Enterprises (NYSE: CCE) will release first-quarter 2007 earnings before the market opens on Thursday, April 26. A conference call discussing these results will be webcast live over the Internet at 10:00 a.m. ET that morning.

    A copy of the company’s earnings news release will be available in the Investor Relations section of the company’s Web site (www.cokecce.com) under News Releases.
    The public can access the live webcast through the company’s Web site at www.cokecce.com. A replay of the presentation will be available at this site later that day.

     Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.